EXHIBIT 10.9

GUARANTY AGREEMENT
Dated as of July 27, 2016
By
MOUNTAIN STATE CARBON, LLC
to
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
___________________

Pertaining to:

$30,000,000
City of Rockport, Indiana
Revenue Refunding Bonds
Series 2012-A
(AK Steel Corporation Project)

GUARANTY AGREEMENT
This GUARANTY AGREEMENT is made and effective as of July 27, 2016 (this "Guaranty"), by and between MOUNTAIN STATE CARBON, LLC, a Delaware limited liability company (the “GUARANTOR") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee"), a national banking association, together with any successor trustee at the time serving as such under the Indenture (hereinafter identified). Each capitalized term used herein and not otherwise defined shall have the meaning as set forth in the Indenture.
WITNESSETH:
WHEREAS, the City of Rockport, Indiana (the "Issuer"), a body corporate and politic organized and existing under the laws of the State of Indiana (the "State"), has issued its revenue bonds pursuant to the Constitution and laws of the State, in the aggregate principal amount of $30,000,000 designated Revenue Refunding Bonds, Series 2012-A (AK Steel Corporation Project) (the "Bonds"); and
WHEREAS, the Bonds were issued under and secured by a Trust Indenture dated as of February 1, 2012, by and between the Issuer and the Trustee (the "Indenture"), and the Trustee initially served as Paying Agent under the Indenture; and
WHEREAS, the proceeds derived from the sale of the Bonds were provided by the Issuer to AK Steel Holding Corporation (the "Company") pursuant to a Loan Agreement dated as of February 1, 2012, between the Issuer and the Company (the "Loan Agreement") for the purpose of refunding the Refunded Bonds, as defined in the Indenture, and paying the costs of issuance of such Bonds; and
WHEREAS, the Company is a wholly owned subsidiary of AK Steel Holding Corporation; and
WHEREAS, AK Steel Holding Corporation has previously entered into a guaranty agreement with the Trustee to guaranty the full and prompt payment of the principal, interest, premium if any, and the Purchase Price (as defined in the Indenture) of the Bonds; and
WHEREAS, the Guarantor is an indirect wholly owned subsidiary of AK Steel Holding Corporation; and
WHEREAS, the Guarantor has determined that it is in the best interests of the Guarantor to also guaranty the Bonds; and
WHEREAS, the Guarantor is willing to enter into this Guaranty in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Company, and as an inducement to the purchase of the Bonds by all who shall at any time become Owners of the Bonds;
NOW, THEREFORE, in consideration of the premises and in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Company, and as an inducement to the purchasers of the Bonds and all who shall at any time become Owners of the Bonds, the Guarantor does hereby, subject to the terms hereof, covenant and agree with the Trustee as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES

The Guarantor does hereby represent and warrant that:

(a)The Guarantor is a limited liability company formed and in good standing under the laws of the State of Delaware, has sufficient power to enter into this Guaranty, and has authorized the execution and delivery of this Guaranty by proper corporate action;

(b)neither this Guaranty, the execution and delivery hereof, nor the agreements herein contained, are prevented, limited by or contravene or constitute a default under any agreement, instrument or indenture to which the Guarantor is a party or by which it is bound or any provisions of the Guarantor's certificate of incorporation or bylaws, or any existing law, rule, regulation, judgment, order or decree to which the Guarantor is subject; and

(c)the assumption by the Guarantor of its obligations hereunder will result in a financial benefit to the Guarantor.
ARTICLE II
COVENANTS AND AGREEMENTS
Section 2.1 (a) The Guarantor hereby guarantees to the Trustee, for the benefit of the Owners of Outstanding Bonds, (i) the full and prompt payment of the principal and premium, if any, of any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, (ii) the full and prompt payment of any interest on any Bond when and as the same shall become due, (iii) the full and prompt payment of the Purchase Price (as defined in the Indenture) of any Bond when and as the same shall become due, and (iv) the full and prompt payment of all amounts due under the Note (as defined in the Loan Agreement). All payments by the Guarantor shall be paid in lawful money of the United States of America. Each and every default in payment of the principal and premium, if any, or Purchase Price of, or interest on, any Bond shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Guarantor agrees that upon failure of the Issuer or the Company to pay punctually any such amounts, the Guarantor shall forthwith pay or cause to be paid such amounts to the Trustee or other person or persons entitled to receive the same under the provisions of the Indenture. This Guaranty is a guarantee of payment when due and not of collectability.
(b)    The Guarantor hereby covenants and agrees, for the benefit of the Owners of any Outstanding Bonds and for the benefit of any Credit Facility Issuer, that for so long as any Bonds are Outstanding (and notwithstanding any expiration or termination of the Master Securities Indenture (as defined below)), (i) the Guarantor will comply and cause the Company to comply with certain covenants (the "Included Covenants") set forth in the Senior Indenture (the "Senior Indenture") among the Company, AK Steel Holding Corporation and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") among the same parties, both dated as of May 11, 2010, and as the same may be further amended or supplemented from time to time (collectively, the "Master Securities Indenture"), and (ii) the Holders of any Outstanding Bonds and the Credit Facility Issuer, if any, are entitled to the benefit of those covenants on a pari passu basis with holders of all Securities (as defined in the Master Securities Indenture). "Included Covenants" as used herein means the covenants of the Guarantor set forth in Sections 4.05 and 5.01 of the Senior Indenture and in Section 5.01 of the Supplemental Indenture. It is the intent of the Guarantor that the Included Covenants and the related provisions and definitions set forth in the Master Securities Indenture are incorporated by reference herein as if expressly set forth herein, with such conforming changes therein as shall be necessary or appropriate to give the Holders of the Bonds the full benefit of such covenants (i.e., references to "Notes" in the Master Securities Indenture shall be deemed to be references to "Bonds" herein, references to "Closing Date" in the Master Securities Indenture shall be deemed to be references to the date of issuance of the Bonds, et cetera).

(c)    The Guarantor further covenants and agrees not to consent or enter into any amendment or supplement to the Included Covenants and/or the related provisions and definitions which would require the consent of the Holders (as defined in the Master Securities Indenture) of a majority in principal amount of the Securities (as defined in the Master Securities Indenture) affected thereby pursuant to Section 11.02 of the Senior Indenture unless the Holders of a majority in principal amount of the Securities affected thereby provide written consent to such amendment or supplement; provided that for purposes of determining whether the required majority has provided written consent, the "principal amount of the Securities affected thereby" shall be deemed to include the principal amount of all Bonds then outstanding, and the "Holders" shall be deemed to include holders of the Bonds then outstanding. The Guarantor agrees to provide, or cause to be provided, notice of any such amendment or supplement to holders of the Bonds in the same manner as notice is provided to Holders of Securities under the Master Securities Indenture.
Section 2.2 The obligations of the Guarantor under this Guaranty shall be absolute and unconditional and, except as otherwise provided in Section 2.9 hereof, shall remain in full force and effect until the entire principal and premium, if any, and Purchase Price of, and interest on, the Bonds shall have been paid or provided for under the Indenture, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Company or the Guarantor:

(a)    the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Issuer under the Indenture or the Loan Agreement;

(b)    the failure to give notice to the Guarantor of the occurrence of an event of default under the terms and provisions of this Guaranty, the Loan Agreement or the Indenture;

(c)    the waiver by the Trustee or the Issuer of the payment, performance or observance by the Issuer, the Company or the Guarantor or the Trustee of any of the obligations, covenants or agreements contained in the Indenture, the Loan Agreement or this Guaranty;

(d)    the extension of the time for payment of any principal and premium, if any, or Purchase Price of, or interest on, any Bonds under this Guaranty or the Indenture, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture, the Loan Agreement or this Guaranty;

(e)    the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Loan Agreement;
(f)    the taking or the omission of any of the actions referred to in the Indenture or this Guaranty;

(g)    any failure, omission, delay or lack on the part of the Issuer or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Issuer or the Trustee in this Guaranty, the Loan Agreement or the Indenture, or any other act or acts on the part of the Issuer, the Trustee or any of the Owners from time to time of the Bonds;

(h)    the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting, the Guarantor, the Company or the Issuer or any of the assets of any or all of them, or any allegation or contest of the validity of this Guaranty in any such proceeding;

(i)    to the extent permitted by law, the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty by operation of law;

(j)    any lack of validity or enforceability of the Bonds, or other circumstance or condition under which the Guarantor may claim to be released from its obligations hereunder; or

(k)    the disposition by the Guarantor of any or all of its equity interest in the Company.
Section 2.3 No set-off, counterclaim, reduction, or diminution of any obligation, other than payment, or any defense of any kind or nature that the Guarantor or the Company has or may have against the Issuer, the Trustee or any Owner of any Bond shall be available hereunder to the Guarantor against the Trustee. This Guaranty shall remain in full force and effect or be reinstated if any payment of principal and premium, if any, or Purchase Price of, or interest on, any Bond must be restored or returned to the Company or any liquidator or trustee in bankruptcy for the Company by the Trustee or any Owner of any Bond because of or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company.
Section 2.4 The Trustee shall have the right, power and authority to do all things, including instituting or appearing in any suit or proceeding, not inconsistent with the express provisions of the Indenture or this Guaranty, that are reasonably necessary to enforce the provisions of this Guaranty and protect the interests of the Owners from time to time of any Bonds.
Section 2.5 In the event of a default in the payment of principal and premium, if any, or Purchase Price of any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on any Bond when and as the same shall become due, the Guarantor agrees to be jointly and severally liable hereunder, and the Trustee may, and if requested to do so by the Owners of not less than a majority in aggregate principal amount of the Bonds then outstanding and upon indemnification as hereinafter provided shall be obligated to, proceed hereunder, and the Trustee, in its sole discretion, shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against any other person or exhausting any other remedies that it may have and without resorting to any other security held by the Issuer or the Trustee.
Before taking any action hereunder, the Trustee may require that satisfactory indemnity be furnished by the Owners of the Bonds requesting such action for the reimbursement of all expenses and to protect against all liability, except liability that is adjudicated to have resulted from its negligence or willful misconduct by reason of any action so taken.

Section 2.6 The Guarantor waives notice of the issuance of the Bonds and notice from the Trustee or the Owners from time to time of any Bonds of their acceptance of and reliance on this Guaranty, and the Guarantor also waives presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices or demands whatsoever. The Guarantor further waives any right it may have to (a) require the Trustee or the Issuer to proceed against the Company, (b) require the Trustee to proceed against or exhaust any security granted by the Issuer or the Company, or (c) require the Trustee or the Issuer to pursue any other remedy within the power of either the Trustee or the Issuer. The Guarantor agrees that a separate action may be brought against it whether or not an action is commenced against the Company under the Loan Agreement. The Guarantor agrees to pay all reasonable costs, expenses and fees, including all reasonable attorneys' fees and expenses, that may be incurred by the Trustee in enforcing or attempting to enforce this Guaranty following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.
Section 2.7 This Guaranty is entered into by the Guarantor for the benefit of the Trustee and the Owners from time to time of the Bonds and any successor trustee or trustees under the Indenture, all of whom shall be entitled to enforce performance and observance of this Guaranty to the same extent provided for the enforcement of remedies under the Indenture.
Section 2.8 Notwithstanding anything to the contrary contained herein, on any date specified by the Company on which all Bonds are subject to optional redemption pursuant to Section 9.01(a) of the Indenture, the Guarantor may request that the Trustee release the Guaranty with respect to the Bonds and upon redemption of all outstanding

Bonds, the Trustee shall release this Guaranty with respect to the Bonds. Upon the payment of all amounts due upon the mandatory tender of such Bonds in accordance with the Indenture, the Trustee shall release this Guaranty with respect to the Bonds.
ARTICLE III

NOTICE AND SERVICE OF PROCESS,
PLEADINGS AND OTHER PAPERS
Section 3.1 The Guarantor represents that it is qualified to do business and subject to service of process in the State of Ohio and covenants that it will remain so qualified so long as any of the Bonds are outstanding, subject to the Included Covenants.
Section 3.2 Any notice, process, pleadings or other papers served upon the agents or officers of the Guarantor shall at the same time be sent by registered mail, return receipt requested, postage prepaid, to the Guarantor at the following addresses:
Mountain State Carbon, LLC
1851 Main Street
P.O. Box 670
Follansbee, WV 26037
Attn: Lawrence R. Hermes, Vice President and Chief Financial Officer
With a copy to:

AK Steel Corporation
Legal Department
9227 Centre Pointe Drive
West Chester, OH 45069
Attn: Brian S. Duba, Esq.
or to such other address as may be furnished by the Guarantor to the Trustee in writing.
ARTICLE IV
MISCELLANEOUS
Section 4.1 The obligations of the Guarantor hereunder shall arise absolutely when the Bonds shall have been issued, sold and delivered by the Issuer and the proceeds thereof paid to the Trustee for the account of the Issuer under the Indenture, all of which are acknowledged to have occurred.
Section 4.2 No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. In the event any provision contained in this Guaranty should be breached by the Guarantor, and thereafter duly waived by the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Trustee.
Section 4.3 (a) This Guaranty may be amended by written agreement of the Trustee and the Guarantor, provided that (i) no amendment may be made that would adversely affect the rights of the Owners of the Bonds without the consent of the Owners of a majority in aggregate principal amount of such Bonds then Outstanding, (ii)

no such amendment may be made that would materially adversely affect the rights of some but less than all Outstanding Bonds without the consent of the Owners of a majority in principal amount of such Bonds; and (iii) no amendment may be made that would (x) decrease the amount payable under the Guaranty; (y) change the time for payments or the unconditional nature of the Guaranty; or (z) change the amendment provisions hereof, in each case without the consent of all of the Owners of Bonds adversely affected thereby; and provided further that the Guaranty may be amended by written agreement of the Trustee and the Guarantor without the consent of any Owner in order to make conforming changes with respect to amendments made to the Indenture.
(b)    To determine whether the Owners of the requisite aggregate principal amount of the Bonds have approved or consented to any amendment or modification under this Guaranty, Bonds that are owned by the Issuer, the Guarantor or the Company or by any person or persons directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor or the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination unless all Bonds are so owned, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such approval or consent, only Bonds that the Trustee knows are so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as outstanding if the pledgee certifiesto the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, the Guarantor or the Company or any person or persons directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor or the Company. The Trustee may conclusively rely and shall be fully protected in relying on the certification of any such pledgee.
(c)    If at any time the Guarantor shall request the consent of the Trustee to any proposed amendment, change or modification of this Guaranty that is subject to the consent of any Owners, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be mailed in the same manner as provided by the Indenture with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the designated office of the Trustee for inspection by all Owners of the Bonds.
Section 4.4 This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
Section 4.5 The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.
Section 4.6 The validity, interpretation and performance of this Guaranty shall be governed by the laws of the State of Ohio.
Section 4.7 The Guarantor will execute and deliver all such instruments and take all such action as the Trustee may from time to time reasonably request in order fully to effectuate the purposes of this Guaranty.
Section 4.8 The Guarantor agrees to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, under the Indenture and under the Loan Agreement, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Guarantor, the Company, the Issuer, any Owner of the Bonds or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, or in connection with enforcing the provisions of this Section, except if such loss, damage, claim, liability or expense is caused in whole or in part by its own negligence or willful misconduct.
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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name and behalf and its corporate seal to be affixed thereto and attested by its duly authorized officers as of the date first above written.
MOUNTAIN STATE CARBON, LLC

By:	/s/ Lawrence Hermes
Name:	Lawrence Hermes
Title:	Vice President and Chief Financial Officer

ACCEPTED as of the date first above written by WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jeffrey K. Carlson
Name:	Jeffrey K. Carlson
Title:	Vice President